Exhibit 99.1

Monster Worldwide Appoints Philip R. Lochner, Jr. to its Board of Directors

New York, December 26, 2006 — Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of Monster®, the leading global online careers and recruitment resource, today announced that its board of directors has elected Philip R. Lochner, Jr. as a member of the board, effective immediately.

Mr. Lochner has extensive regulatory and corporate governance experience, providing leadership to various public companies in a variety of industries. Mr. Lochner began his distinguished corporate career at Time, Inc. where he held a series of positions with increasing responsibilities before becoming General Counsel and Secretary.  He also served as a Commissioner in the Securities and Exchange Commission from 1990-1991, and later returned to the merged Time Warner Inc. where he served as its Senior Vice President and Chief Administrative Officer until his retirement in 1998.

Mr. Lochner will join the Special Committee appointed by Monster Worldwide’s Board of Directors investigating the Company’s historical stock option practices.  The Special Committee is in the final stage of its investigation as it prepares to present its remedial recommendations to Monster’s Board of Directors, expected in the first quarter of 2007.  Mr. Lochner will also serve on the Special Litigation Committee formed to address the related civil litigations.

“We welcome Phil Lochner to our Board of Directors and believe his qualifications and experience in corporate governance and investor-focused organizations are outstanding,” said Bill Pastore, President and CEO of Monster Worldwide.  “Phil’s counsel, advice and insight will be of tremendous value to Monster’s current and future shareholders, employees and customers.  The addition of Phil as an independent member of the Board marks a significant step forward toward enhancing Monster’s corporate governance,” added Pastore.

Mr. Lochner serves as a member of the Board of Directors for several public companies, and is also an active member of various board committees that oversee audit, compensation and corporate governance functions. He currently serves on the Boards of Directors of: Adelphia Communications Corp., Apria Healthcare Group Inc., CLARCOR Inc., CMS Energy Corporation, Crain Co. and Solutia Inc.

He previously served as a member of the Board of Governors of the National Association of Securities Dealers and of the American Stock Exchange; the Legal Advisory Committee of the New York Stock Exchange;  the Boards of Directors of the Investor Responsibility Research Center, which conducts research on proxy voting; and  the National Association of Corporate Directors.

He becomes the ninth member of Monster Worldwide’s Board of Directors and the seventh independent director.

About Monster Worldwide
Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers and recruitment resource.  Headquartered in New York with approximately 4,600 employees in 35 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and the NASDAQ 100.  More information about Monster Worldwide is available at www.monsterworldwide.com.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Contacts
Monster Worldwide
Investor Relations:	Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com

Monster Worldwide
Media Relations:	Rich Teplitsky, (212) 351-7019, rich.teplitsky@monsterworldwide.com

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